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                                                               EXHIBIT (a)(1)(K)



                              NOTICE OF WITHDRAWAL
                        OF ELECTION TO EXCHANGE ELIGIBLE
                                  STOCK OPTIONS
                                       OF
                              DELTA AIR LINES, INC.
           (FOR PERFORMANCE COMPENSATION PLAN AND PREDECESSOR OPTIONS)
                                 ---------------
                          PURSUANT TO OFFER TO EXCHANGE
                               DATED MAY 28, 2003
          ------------------------------------------------------------


The Right to Withdraw Options Tendered For Exchange Pursuant to the Offer To Exchange Will Expire at 7:00 p.m. ET on June 25, 2003 (or such later date to which Delta extends the Offer)
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You May Call Merrill Lynch to Withdraw Elections of Option Exchanges Between
8:00 A.M. and 7:00 p.m. ET on Weekdays During the Exchange Period
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THIS FORM IS FOR USE BETWEEN 7:00 P.M. AND 8:00 A.M. AND ON WEEKENDS ONLY.


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FOR 2000 PERFORMANCE COMPENSATION PLAN OR A PREDECESSOR PLAN OPTIONS:


FAX THIS FORM ON WEEKENDS AND BETWEEN 7:00 P.M. AND 8:00 A.M. ET WEEKDAYS TO 1-770-392-6627.

Check appropriate boxes (You must check the box(es) for the election(s) you want to withdraw.)


I hereby withdraw my election to exchange my options and receive replacement options as described in Delta's Offer to Exchange Certain Outstanding Stock Options for the New Stock Options, dated May 28, 2003. My withdrawal relates only to my options in the tier(s) checked below: (All eligible options within any particular tier must be withdrawn.)

[ ]      Tier 1 - Eligible options granted January 1, 1995 through December 31,
         1999.

[ ]      Tier 2 - Eligible options granted January 1, 2000 through December 31,
         2001.

[ ]      Tier 3 - Eligible options granted January 1, 2002 through December 31,
         2002.

I understand that any election I have previously made to exchange existing options in tiers not checked above will remain effective.

         ---------------------------          ---------------------------
         Signature                            Print Name

         ---------------------------          ---------------------------
         Email Address                        Employee ID Number

         ---------------------------
         Phone Number

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You Should Retain the Confirmation of the Date and Time You Sent the Fax to
Withdraw Your Election.

You Will Receive a Confirmation of the Withdrawal of Your Election by Regular Mail From Merrill Lynch.